Exhibit 99.4

Independent Auditor’s Report
To the Shareholder’s of Rives Monteiro Engineering, LLC
Tuscaloosa, Alabama

We have audited the accompanying balance sheets of Rives Monteiro Engineering, LLC, Inc. as of December 31, 2011 and December 31, 2010 and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Institution's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rives Monteiro Engineering, LLC as of December 31, 2011 and December 31, 2010 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants
New York, New York
October 26, 2012

RIVES MONTEIRO ENGINEERING, LLC
BALANCE SHEETS

	DECEMBER 31,	DECEMBER 31,
	2011	2010
Assets

Current Assets
Cash and cash equivalents	$54,255	$102,221
Accounts receivable	-	8,299
Advances-subcontractors	6,102	-

Total Assets	$60,357	$110,520

Liabilities and Members' Deficiency

Current liabilities
Accounts payable	$74,708	$83,112
Note payable-Bank	178,393	225,948
Accrued expenses	14,163	11,766
Loan payable, related parties	-	1,734
Total Current Liabilities	267,264	322,560

Member's Deficiency
Common stock, no par value, 1,000 shares authorized, issued and outstanding	1,000	1,000
Retained earnings	212,455	102,177
Less: Member's distributions	(420,362)	(315,217)

Total Member's Deficiency	(206,907)	(212,040)

Total Liabilities and Member's Deficiency	$60,357	$110,520

See Notes to Financial Statements

RIVES MONTEIRO ENGINEERING, LLC
STATEMENTS OF OPERATIONS

	FOR THE YEARS ENDED
	DECEMBER 31,
	2011	2010

Revenues	$2,565,801	$1,267,640

OPERATING EXPENSES
Cost of revenues	1,516,627	762,482
Salaries and wages	241,156	191,882
General and administrative	606,145	335,179
TOTAL OPERATING EXPENSES	2,363,928	1,289,543

INCOME (LOSS) FROM OPERATIONS	201,873	(21,904)

OTHER INCOME (EXPENSES)
Interest expense	(91,779)	(47,508)
Interest income	184	159

TOTAL OTHER INCOME (EXPENSE)	(91,595)	(47,349)

NET INCOME (LOSS)	$110,278	$(69,253)

See Notes to Financial Statements

RIVES MONTEIRO ENGINEERING , LLC
STATEMENT OF CHANGES IN MEMBER'S EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

				Member's
	Common Stock		Retained	Contributions/
	Shares	Amount	Earnings	Distributions	Total
Balance December 31, 2009	1,000	$1,000	$171,430	$(256,816)	$(84,386)

Net loss			(69,253)		(69,253)

Distributions to members				(58,401)	(58,401)

Balance December 31, 2010	1,000	1,000	102,177	(315,217)	(212,040)

Net income			110,278		110,278

Distributions to members				(105,145)	(105,145)

Balance December 31, 2011	1,000	$1,000	$212,455	$(420,362)	$(206,907)

See Notes to Financial Statements

RIVES MONTEIRO ENGINEERING, LLC
STATEMENTS OF CASH FLOW

	FOR THE YEARS ENDED
	DECEMBER 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$110,278	$(69,253)
Adjustments to reconcile net income (loss) to net cash
used in operations:
Changes in assets and liabilities:
Decrease in accounts receivable	8,299	86,550
Increase (decrease) in advances- subcontractors	(6,102)	108,106
Increase (decrease) in accounts payable and accrued expenses	(6,007)	10,571
Total adjustments	(3,810)	205,227

NET CASH PROVIDED BY OPERATING ACTIVITIES	106,468	135,974

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of note payable-bank, net	(47,555)	(23,693)
Member distributions	(105,145)	(58,401)
(Repayments)/proceeds from related party borrowings	(1,734)	1,342
NET CASH USED IN FINANCING ACTIVITIES	(154,434)	(80,753)

NET (DECREASE) INCREASE IN CASH	(47,966)	55,221

CASH - beginning of year	102,221	47,000

CASH - end of year	$54,255	$102,221

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$91,779	$47,508

See Notes to Financial Statements

RIVES MONTEIRO ENGINEERING, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Rives Monteiro Engineering, LLC ( “RM Engineering” and/or “the Company”) was formed as a limited liability company under the laws of the State of Alabama on February 29,2009 for the purpose of operating a cable engineering firm and certified woman owned business based in Tuscaloosa, Al.

On December 29, 2011 pursuant to a Stock Purchase Agreement Genesis Group Holdings, Inc.(“Genesis”) acquired a 49% interest of RM Engineering. Genesis also acquired 100% of Rives Monteiro Leasing LLC (“RM Leasing”) an equipment provider for the cable engineering services. RM Engineering and RM Leasing (combined “RM companies”) have been in business since 1998, performing cable engineering services in the Southeastern United States with additional services performed internationally.

The total purchase price for the RM companies was $337,500 paid with $100,000 in cash, $200,000 pursuant to a six month promissory note and, 7,500,000 shares of common stock in the Company valued at $.005 per share. Pursuant to the Agreement and as a result of the acquisition of RM Leasing, Genesis acquired, subject to existing bank liens, certain vehicles, machinery and equipment as well as existing business opportunities. Additional compensation will be paid in form of an earn-out as well as cashless warrants priced at .30 per share for up to 500,000 additional shares, for each $500,000 in net income generated to the Company during the twenty-four months following closing.

A summary of significant accounting policies follows:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements, and reported amounts of revenues and expenses during the reporting period.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, the company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Bad Debts

Accounts receivable are charged to bad debts when they are determined to be uncollectible based upon a periodic review by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts; however, the effect of using the direct write-off method is not materially different from results that would have been obtained under the allowance method. As of December 31, 2011 and 2010 there was no reserve for bad debts.

RIVES MONTEIRO ENGINEERING, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and 2010

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-   (Continued)

Revenue Recognition

The Company recognizes revenues under the percentage of completion method of accounting using the cost-to-cost measures. Revenues from contracts using the cost-to-cost measures of completion are recognized based on the ratio of contract costs incurred to date to total estimated contract costs.

Application of the percentage of completion method of accounting requires the use of estimates of costs to be incurred for the performance of the contract. This estimation process is based upon the knowledge and experience of the Company’s project managers and financial personnel. Factors that the Company considers in estimating the work to be completed and ultimate contract recovery include the availability and productivity of labor, the nature and complexity of the work to be performed, the effect of change orders, the availability of materials, the effect of any delays in performance and the recoverability of any claims. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined. At the time a loss on a contract becomes known, the amount of the estimated loss expected to be incurred is accrued.

Cost of revenues represents primarily costs incurred from the hiring of subcontractors.

Income Taxes

Under the provisions of the Internal Revenue Code and applicable state laws, the Company is not directly subject to income taxes as they are a “pass through” entity for tax purposes; the results of its operations are includable in the tax returns of its members. Therefore, no provision for income tax expense has been included in the accompanying financial statements.

NOTE 2 – RELATED PARTY TRANSACTIONS

The Company entered into an Equipment Leasing arrangement with an affiliate of the members, Rives Monteiro Leasing LLC (RM Leasing), for the use and rental of vehicles and cable construction equipment in servicing its customers. Total fees paid to RM Leasing pursuant to this arrangement were $25,388 and $23,450, for the periods ended December 31, 2011 and 2010, respectively.

NOTE 3 – NOTE PAYABLE-BANK

On July 28, 2009 the Company entered into a revolving commercial loan agreement for borrowing up to $350,000 with Capstone Bank in Tuscaloosa, Alabama, with annual renewals.  The loan with a balance of $178,393 and $225,948 as of December 31, 2011 and 2010, respectively, was last renewed on August 26, 2012 and matures on August 28, 2013. The loan carries an interest rate based on Capstone Base Rate plus 1% (5.50% as of December 31, 2011) and requires monthly payments of interest only and periodic principal payments. The loan is personally secured by the members and principally all assets of the Company.

RIVES MONTEIRO ENGINEERING, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and 2010

NOTE 4 – CONCENTRATIONS OF CREDIT RISK

The Company is subject to concentrations of credit risk relating primarily to its cash and equivalents due to deposits in financial institutions which exceed the amount insured by the Federal Deposit Insurance Corporation, and trade accounts receivable. The Company grants credit under normal payment terms, generally without collateral, to its customers. These customers primarily consist of telephone companies, cable television multiple system operators and electric and gas utilities. With respect to a portion of the services provided to these customers, the Company has certain statutory lien rights which may in certain circumstances enhance the Company’s collection efforts. Adverse changes in overall business and economic factors may impact the Company’s customers and increase credit risks. These risks may be heightened as a result of the current economic developments and market volatility. In the past, some of the Company’s customers have experienced significant financial difficulties and likewise, some may experience financial difficulties in the future. These difficulties expose the Company to increased risks related to the collectability of amounts due for services performed. The Company believes that none of its significant customers were experiencing financial difficulties that would impact the collectability of the Company’s trade accounts receivable as of December 31, 2011 and 2010.

For the years ended December 31, 2011 and 2010, concentrations of significant customers were as follows:

	Accounts Receivable	Revenues
2011
ABSS	-0-%	95%

2010
ABSS	31%	72%
FICOA	-0-%	13%
CCG	67%	2%
	98%	87%

NOTE 5 - GOING CONCERN

The Company has suffered losses from operations that may raise doubt about the Company's ability to continue as a going concern. As of December 31, 2011 and December 31, 2010, the Company has both negative working capital and continued net losses. The Company may raise capital through the sale of its member interest, through debt, or through borrowings from members and/or financial institutions. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. There can be no assurance that additional financing which is necessary for the Company to continue its business will be available to the Company on acceptable terms, or at all. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 6 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through  October 26, 2012, which is the date the financial statements were issued, and has concluded that no such events or transactions took place which would require disclosure herein.